Exhibit 99.1
LIONSGATE ACQUIRES INDEPENDENT FILM PRODUCTION AND
DISTRIBUTION COMPANY MANDATE PICTURES
Deal Reunites Entrepreneurial Mandate Founder Joe Drake With Lionsgate As Co-Chief
Operating Officer And President of Lionsgate’s Motion Picture Group
Acquisition Designed To Continue Growth of Lionsgate’s Motion Picture Business And
Build Company’s International Presence And Library
SANTA MONICA, CA, BEVERLY HILLS, CA, and VANCOUVER, BC, September 10, 2007 — Lionsgate (NYSE: LGF), the leading independent filmed entertainment studio, has acquired renowned independent production and distribution company Mandate Pictures, the two companies announced today. The acquisition returns entrepreneurial motion picture executive Joe Drake to the Lionsgate family as Co-Chief Operating Officer and President of Lionsgate’s Motion Picture Group, with oversight of all areas of the Company’s theatrical production, distribution, marketing, acquisition and international theatrical operations. Drake will continue as CEO of Mandate.
In the six years since Drake left his position as head of Lionsgate’s international distribution division, he founded Mandate and, with partners Nathan Kahane and Brian Goldsmith, built it into a worldwide powerhouse responsible for projects such as: Marc Forster’s STRANGER THAN FICTION, starring Will Ferrell; Zach Helm’s upcoming magical family film MR. MAGORIUM’s WONDER EMPORIUM, starring Dustin Hoffman and Natalie Portman; Jason Reitman’s JUNO, starring Ellen Page and Michael Cera, which launched at the Toronto International Film Festival this weekend; and HAROLD & KUMAR 2, Mandate’s follow-up to its 2004 comedy hit.
Through Ghost House Pictures, Mandate’s joint venture with Sam Raimi and Rob Tapert, the company has produced four #1 box office releases in a row, including the smash box office hits THE GRUDGE, BOOGEYMAN, THE GRUDGE 2 and THE MESSENGERS, and it will release the highly-anticipated film adaptation of the ground-breaking graphic novel 30 DAYS OF NIGHT this fall.
Mandate Pictures has also been a leader in the foreign sales business and has handled international sales and distribution of its own projects, as well as other high profile films from outside production companies, including BECAUSE I SAID SO, starring Academy Award ® winner Diane Keaton, WHITE JAZZ, starring Academy Award ® winner George Clooney and SLEUTH, starring Academy Award ® winner Michael Caine and Jude Law.
“We’re very excited to be bringing Joe back to Lionsgate,” said Lionsgate Co-Chairman and Chief Executive Officer Jon Feltheimer. “This acquisition reunites an entrepreneurial executive with an entrepreneurial company as well as adding a third party domestic and international profit center to our diverse business operations.”
“No company is as well positioned for growth in the entertainment space as Lionsgate, and I’m excited by the opportunity to help further shape the vision Jon and his team are building,” said Drake. “This new partnership also allows Nathan to continue running Mandate in the entrepreneurial spirit with which we have been successful over the past six years.”
Mandate will continue to operate under its existing brand as an autonomous entity with newly-named president Kahane. It will maintain its business as usual distribution relationships with other major studios and will continue to operate from its current Beverly Hills, California offices with its creative team in place.
Lionsgate expects the $56.3 million acquisition, comprised of $44.3 million in cash and $12 million in stock to be released over an 18-month period, to serve several important strategic benefits: continuing the long-term growth of its filmed entertainment library; strengthening its executive ranks; growing the ability to secure international rights to films released by other major studios; and, building upon Mandate’s success in producing films for other studios, creating an important third-party profit center both domestically and internationally. In addition to the $56.3 million acquisition cost, Lionsgate will assume approximately $6.6 million in debt from Mandate which will be retired immediately.

The agreement was orchestrated for Lionsgate by Lionsgate Executive Vice President, Corporate Development Marni Wieshofer, Lionsgate Executive Vice President, Corporate Operations and General Counsel Wayne Levin and Lionsgate Executive Vice President, Business & Legal Affairs Jim Gladstone. Mandate partner and COO/CFO Brian Goldsmith, together with Vice President, Business & Legal Affairs John Biondo, negotiated the deal on behalf of Mandate. Lionsgate was represented by outside counsel Liner, Yankelevitz, Sunshine & Regenstreif LLP, and Mandate was represented by O’Melveny & Myers LLP as outside counsel.
During the past two years, Lionsgate’s transactions have included the purchase of Redbus Film Distributors in the U.K. in October 2005, the July 2006 acquisition of independent television syndication company Debmar-Mercury LLC, the October 2006 launch of the branded FEARNet channel with partners Sony and Comcast, the June 2007 acquisition of the U.K. DVD distribution company Elevation Sales by a Lionsgate/StudioCanal joint partnership and the recent strategic investments in online marketing destination Break.com and independent film distributor Roadside Attractions.
Lionsgate is the leading independent filmed entertainment studio, winning the 2006 Best Picture Academy Award ® for CRASH, and the Company is a premier producer and distributor of motion pictures, television programming, home entertainment, family entertainment and video-on-demand content. Its prestigious and prolific library of more than 11,000 motion picture titles and television episodes is a valuable source of recurring revenue and a foundation for the growth of the Company’s core businesses. The Lionsgate brand is synonymous with original, daring, quality entertainment in markets around the globe.
www.lionsgate.com
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For further information, contact:
Peter D. Wilkes
Lionsgate
310-255-3726
pwilkes@lionsgate.com
Kelli Easterling
Lionsgate
310-255-4929
keasterling@lionsgate.com
Stephanie Phillips
Mandate Pictures
310-467-4814
sp@mandatepictures.com
The matters discussed in this press release include forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films, budget overruns, limitations imposed by our credit facilities, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Form 10-K filed with the Securities and Exchange Commission on May 30, 2007. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.
Exhibit A attached

Exhibit A
On September 10, 2007, pursuant to the acquisition of Mandate, Joseph Drake entered into an employment agreement with Lions Gate Films, Inc., a wholly-owned subsidiary of the Company (“LGF”), to serve as its Co-Chief Operating Officer and President of the Motion Picture Group, and Nathan Kahane entered into an employment agreement with LGF to serve as the President of Mandate Pictures. Pursuant to the terms of his employment agreement, Mr. Drake was granted 525,000 restricted share units (payable upon vesting in an equal number of shares of the Company’s common stock) which are scheduled to vest over four years based on his continued employment with LGF and half of which are also subject to the satisfaction of certain performance targets, and options to purchase 500,000 shares of the Company’s common stock which are scheduled to vest over five years based on his continued employment with LGF. Pursuant to the terms of his employment agreement, Mr. Kahane was granted 25,000 restricted share units (payable upon vesting in an equal number of shares of the Company’s common stock) and options to purchase 100,000 shares of the Company’s common stock, all of which are scheduled to vest over three years based on his continued employment with LGF. The per share exercise price of each option is the closing price of the Company’s common stock on September 10, 2007, the date of grant of the options.